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                                  United States
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
       Date of Report (Date of earliest event reported) January 13, 2000



                         MATTHEWS STUDIO EQUIPMENT GROUP
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             (Exact name of registrant as specified in its charter)


                                   California
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                 (State or other jurisdiction of incorporation)


            0-18102                                        95-1447751
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 (Commission file number)                (I.R.S. Employer Identification Number)


                  3111 North Kenwood Street, Burbank, CA 91505
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               (Address of principal executive office) (Zip Code)

                                 (818) 525-5200
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              (Registrant's telephone number, including area code)


                                     N/A
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       (Former name, former address and former fiscal year, if changed since last report)
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Item 5.  Other Events

On January 13, 2000, Matthews Studio Equipment Group ("Matthews") entered into a letter of intent for the sale of its New York theatrical lighting rental operations, Four Star Lighting, Inc. ("Four Star"), to Four Star's current management and a group of investors for a purchase price of $30 million cash. The transaction will be structured as a sale of Four Star's assets.

In addition to cash consideration, the purchaser will enter into certain strategic agreements with Matthews in connection with the sale. Matthews will have $1 million of equipment rental credits from the purchaser and the right to offer the purchaser's theatrical lighting equipment for rental over Matthews' Showbizmart.com internet site.

Matthews will retain its Hollywood theatrical lighting rental operations. Matthews intends to consolidate those operations with its Hollywood Rental Co. grip and lighting equipment rental operations based in Burbank, California.

The sale is subject to the parties' agreement on the terms of a definitive acquisition agreement, as well as board and regulatory approval. Matthews intends to use proceeds from the sale of Four Star to reduce bank and other debt.

A copy of Matthews' press release regarding the transaction is attached as an exhibit.

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(2)(c) Exhibits

                            EXHIBIT INDEX


Exhibit                     Document Description
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99.3                        Press Release regarding sale of Four Star New York.

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                                   SIGNATURES


Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

                                            MATTHEWS STUDIO EQUIPMENT GROUP
                                                     (Registrant)



Date: January 27, 2000                      By: /s/  Anil Sharma
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                                                     Anil Sharma
                                                     President

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